Exhibit 2.6

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Starter Pool Part No: 6000585 QTY: 2 September 2, 2026 - January 14, 2027	01/14/2027
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Starter Pool Part No: 6000585 QTY: 2 August 2, 2026 – January 14, 2027	01/14/2027
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Starter Pool Part No: 6000585 QTY: 2 September 2, 2025 - September 1, 2026	09/01/2026
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Starter Pool Part No: 6000585 QTY: 2 August 02, 2025 - August 1, 2026	08/01/2026
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Starter Pool Part No: 6000585 QTY: 2 September 2, 2024 - September 1, 2025	09/01/2025

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Zero Capacity HW Serial #953HUD5315 Part No: 3026184 QTY: 1 January 15, 2024 - January 14, 2027	01/14/2027
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Zero Capacity HW Serial #96349D52M6 Part No: 3026184 QTY: 1 January 15, 2024 - January 14, 2027	01/14/2027
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Zero Capacity HW Serial #1K92ED52P2 Part No: 3026184 QTY: 1 January 15, 2024 - January 14, 2027	01/14/2027
Alchemy Technology Group LLC	11 Greenway Plaza Suite 2600 Houston, TX 77046	ModivCare Solutions, LLC	ADC SDX Zero Capacity HW Serial #EJN2UD4XU5 Part No: 3026184 QTY: 1 January 15, 2024 - January 14, 2027	01/14/2027

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Business Wire	101 California St, 20th FL, San Francisco, CA 94111	ModivCare Solutions, LLC	Media/ Content Services	10/04/2027
Faegre Baker Daniels Consulting	2200 Wells Fargo Center 90 South 7th Street Minneapolis, MN 55402	ModivCare Inc.	Legal Counseling and Litigation Services	N/A
Faegre Baker Daniels Consulting	2200 Wells Fargo Center 90 South 7th Street Minneapolis, MN 55402	ModivCare Inc.	Legal Counseling and Litigation Services	N/A
First Citizens	ATTN: Recovery Dept. 10201 Centurion Parkway N. Jacksonville, FL 32256	ModivCare Solutions, LLC	Printer Lease # 62512033	9/5/2027
First Citizens	ATTN: Recovery Dept. 10201 Centurion Parkway N. Jacksonville, FL 32256	ModivCare Solutions, LLC	Printer Lease # 62512032	9/5/2027
First Citizens	ATTN: Recovery Dept. 10201 Centurion Parkway N. Jacksonville, FL 32256	All Metro Health Care Services, Inc.	Printer Lease # 62569910	2/21/2027
First Citizens	ATTN: Recovery Dept. 10201 Centurion Parkway N. Jacksonville, FL 32256	All Metro Health Care Services, Inc.	Printer Lease # 62574214	3/3/2027

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
First Citizens	ATTN: Recovery Dept. 10201 Centurion Parkway N. Jacksonville, FL 32256	All Metro Health Care Services, Inc.	Printer Lease # 62574216	3/3/2027
Gartner Inc.	PO Box 911319 Dallas, TX 75391	ModivCare Solutions, LLC	HR Services - 2026	12/31/2026
Gartner Inc.	PO Box 911319 Dallas, TX 75391	ModivCare Solutions, LLC	HR Services - 2025	12/31/2025
ICR OpCo, LLC	761 Main Avenue Norwalk, CT 06851	ModivCare Inc.	Consultant Professional Services	N/A
Pluralsight LLC	42 Future Way Draper, UT 84020	ModivCare Inc.	Customer Data Protection Addendum	N/A
Pluralsight LLC	42 Future Way Draper, UT 84020	ModivCare Inc.	Master Services Agreement - Customer Data Protection Addendum (Controller: Processor)	N/A
Pluralsight LLC	42 Future Way Draper, UT 84020	ModivCare Inc.	Customer Data Protection Addendum (Controller: Processor)	N/A
Pluralsight LLC	42 Future Way Draper, UT 84020	ModivCare Inc.	Master Services Agreement - Business - Enterprise+ Labs Business - Plus	N/A
Pluralsight LLC	PO Box 29650 Phoenix, AZ 85038	ModivCare Solutions, LLC	Business - Enterprise+ Labs Business - Plus	12/31/2025

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Pluralsight LLC	PO Box 29650 Phoenix, AZ 85038	ModivCare Solutions, LLC	Business - Enterprise+ Labs Business - Plus	12/31/2026
Pluralsight LLC	PO Box 29650 Phoenix, AZ 85038	ModivCare Solutions, LLC	Business - Enterprise+ Labs Business - Plus	12/31/2027
Robert Manley	62 Overlook Ave Eastchester, NY 10709	National MedTrans, LLC	Commission Agreement & Amendment Dated 3/13/25	N/A
TriTec Office Equipment Leasing Program	PO Box 41602 Philadelphia, PA 19101	CareFinders Total Care LLC	Printer Lease #500-50560141	11/5/2026
Windstream Enterprise	PO Box 9001013 Louisville, KY 40290	All Metro HealthCare	Ethernet and Internet Service -# 215238158	12/13/2026
Windstream Enterprise	PO Box 9001013 Louisville, KY 40290	All Metro HealthCare	Ethernet and Internet Service -#215238159	10/18/2026
Armanino LLP	12657 Alcosta Blvd Suite 500 San Ramon, CA 94583	ModivCare Inc.	Accounting Services	N/A
Canon Financial	14904 Collections Center Dr. Chicago, IL 60693	A & B Homecare Solutions, LLC	Printer Lease #313518-2	4/30/2028
Certify My Company	209 S. Stephanie Street, B292 Henderson, NV 89012	ModivCare Solutions, LLC	Supplier Diversity Certification Services	10/25/2022

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Corporate Cost Control, Inc. A/K/A Experian Employer Services, Inc.	475 Anton Boulevard, Costa Mesa, CA 92626	ModivCare Inc.	Pcs Payroll and Sox	N/A
Dialpad Inc.	101 California Street, 20th FL, San Fransico CA 94111	Higi Care, LLC	Communication Services	N/A
Factset Research Systems Inc. and Its Affiliates	45 Glover Avenue Norwalk, CT 06850	ModivCare Inc.	License Agreement Dated: 09/01/2021 and Amended 06/01/2023	N/A
Mergermarket Us Limited	1345 6th Avenue 49th Floor New York, NY 10105	ModivCare Inc.	Mergermarket North American, European, Asian-Pacific, Latin American, Middle Eastern & African Content (Global Mm Coverage)	N/A
Nasdaq Corporate Solution LLC	One Liberty Plaza, 165 Broadway, New York, NY 10006	ModivCare Inc.	Investor Relations Software	8/19/2027
Onepak Inc.	1029 North Road Suite 1018 Westfield, MA 01085	ModivCare Inc.	Asset Reclaim Service	N/A
Pluralsight LLC	Po Box 29650 Phoenix, AZ 85038-9650	ModivCare Solutions, LLC	LMS System and Certifications for Tech Learning Pathways	12/31/2025

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Pluralsight LLC	Po Box 29650 Phoenix, AZ 85038-9650	ModivCare Solutions, LLC	LMS System and Certifications for Tech Learning Pathways	12/31/2026
Pluralsight LLC	Po Box 29650 Phoenix, AZ 85038	ModivCare Solutions, LLC	LMS System and Certifications for Tech Learning Pathways	12/31/2027
Qualtrics LLC	333 W River Park Drive, Provo, UT, 84604	ModivCare Solutions, LLC	Qualtrics Master Services Agreement (MSA) Dated: 8/31/2021 Order form - Qualtrics Ex Dated: 6/17/2024	7/1/2027
Realmed Corporation, A Wholly Owned Subsidiary of Availity, LLC	5555 Gate Parkway Ste. 110 Jacksonville, FL 32256	ModivCare Inc.	Availity Essentials Pro Subscription Agreement Dated: 05/20/2025	8/19/2025
Jansen Health Enterprises, LLC	5042 West Village Trail Ada, MI 49301	Higi SH Holding Inc.	Healthcare Consulting	N/A
Sterling Infosystem Inc.	1 State Street Plaza 24th Floor New York, NY 10004	Care Finders Total Care LLC	Background and Identity Service	N/A
Stock & Options Solutions Inc.	1451 Elm Hill Pike Suite 200 Nashville, TN 37210	ModivCare Inc.	Equity Compensation Consulting	6/30/2026

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Webb-Mason, LLC	10830 Gilroy Road, Hunt Valley, MD 21031	ModivCare Solutions, LLC	Marketing and Promotional Materials	N/A
Wells Fargo Financial Leasing, Inc.	800 Walnut, 4th Floor, Des Moines, IA 50309	Caregivers America, LLC	Printer Lease #603-0270706-000	3/27/2029
Wells Fargo Financial Leasing, Inc.	800 Walnut, 4th Floor, Des Moines, IA 50309	All Metro Health Care	Printer Lease #603-0278776-000	5/1/2027
Windstream Enterprise	Po Box 9001013 Louisville KY 40290-1013	All Metro Health Care	Liverpool Ethernet and Internet Service - #217763867	3/29/2026
Fragomen Del Rey Bernsen & Loewy LLP	90 Matawan Rd 4th FL, Matawan, NJ 07747	ModivCare Solutions, LLC	Immigration Services	N/A
Positive Press Printing Inc.	312-E Glynn St, Fayetteville, GA 30214	ModivCare Solutions, LLC	Print and Marketing Materials	N/A
Printing Inc	136 Lido St, Lakeway, TX 78734	Carefinders Total Care LLC	Office Supplies	N/A
PwC Us Tax LLP	4040 W. Boy Scout Blvd. Tampa, FL 33607	ModivCare Inc.	Accounting Services	N/A
Robinhood Markets Inc	85 Willon Road Menlo Park, CA 94025	ModivCare Inc.	Employee Stock Plan Platform	N/A
Lucid Software Inc.	10355 S. Jordan Gateway Suite 300 South Jordan, UT 84095	ModivCare Solutions, LLC	Flow Chart Technology	N/A

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
CareConnect, LLC	9 Pineknow Court, Gwynn Oak, MD 21207	All Metro Health Care	Shift Booking Software	N/A
Recvue, Inc.	1731 Embaracadero Road Suite 230 Palo Alto, CA 94303	ModivCare Inc.	Recvue Subscription Fees (12/11/2025 - 12/10/2026)	12/10/2026
Inovalon Provider Inc (f/k/a Ability Network Inc.)	4321 Collington Road, Bowie, MD 20716	All Metro Health Care	Inovalon One Platform / Claims Management	N/A
Adobe Inc.	29322 Network Place Chicago, IL 60673	ModivCare Solutions, LLC	Marketo Engage	11/25/2027
LinkedIn Corp.	1000 West Maude Avenue Sunnyvale, CA, 94085	ModivCare Solutions, LLC	Hiring Services	9/8/2026
Guggenheim Securities, LLC	330 Madison Avenue New York, NY 10017	ModivCare Inc.	Investment Banking Engagement Letter	N/A
1st Class Top Choice Senior Transit, LLC	23113 Shurmer Dr. Warrensville Heights, Ohio 44128	ModivCare Solutions, LLC	Subcontractor Business Associate Agreement	N/A
1st Class Top Choice Senior Transit, LLC	23113 Shurmer Dr. Warrensville Heights, Ohio 44128	ModivCare Solutions, LLC	Account Setup Agreement & Related Amendments	N/A

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
National Specialty Insurance Company

Troutman Pepper Locke LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

ATTN: Simon Mayer,

Steven Whitmer,

Julie Young, and

Aaron Smith

Email:simon.mayer@troutman.com, steven.whitmer@troutman.com, julie.young@troutman.com, and aaron.smith@troutman.com

ModivCare Inc.

Guaranty and Indemnification Agreement dated as of May 1, 2022 as supplemented by (i) that certain Interests and Liabilities Contract effective as of May 1, 2022, and (ii) that certain Addendum Number One to Interests and Liabilities Contract dated as of March 31, 2025, and together with all other ancillary or supporting documentation[1]

N/A
National Specialty Insurance Company

Troutman Pepper Locke LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

ATTN: Simon Mayer,

Steven Whitmer,

Julie Young, and

Aaron Smith

Email:simon.mayer@troutman.com, steven.whitmer@troutman.com, julie.young@troutman.com, and aaron.smith@troutman.com

		ModivCare Solutions LLC (f/k/a LogistiCare Solutions LLC)	Series Agreement dated as of November 24, 2020	N/A

[1]	For clarity, the Debtors hereby give notice that, pursuant to the Plan, they intend to reject all executory contracts related to the captive insurance program under NEMT Insurance DE LLC, Series 1.

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
National Specialty Insurance Company

Troutman Pepper Locke LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

ATTN: Simon Mayer,

Steven Whitmer,

Julie Young, and

Aaron Smith

Email:simon.mayer@troutman.com, steven.whitmer@troutman.com, julie.young@troutman.com, and aaron.smith@troutman.com

		ModivCare Solutions LLC	Written Consent of the Series Members of NEMT Insurance DE LLC, Series 1 in Lieu of a Meeting dated March 24, 2025	N/A
Cliq Consulting LLC	2700 Clover Road Golden, CO 80401	ModivCare Solutions, LLC	Construction Management	N/A
CPC Management, Inc. (d/b/a Germantown Cab Company)	800 Chestnut Street Suite 103 Philadelphia, PA 19107	ModivCare Solutions, LLC	Settlement Agreement	N/A
CPC Management, Inc. (d/b/a Germantown Cab Company)	800 Chestnut Street Suite 103 Philadelphia, PA 19107	ModivCare Solutions, LLC	Transportation Services	N/A
Mediant Communications Inc.	400 Regency Forest Drive Suite 200 Cary, NC 27518	ModivCare Solutions, LLC	Investor Communications	N/A
MedEx Medical Transport Service	902 East Memorial Dr. Ahoskie, NC 27910	ModivCare Solutions, LLC	Transportation Services	N/A
Mediant Communications Inc.	400 Regency Forest Drive Suite 200 Cary, NC 27518	ModivCare Solutions, LLC	Investor Communications	N/A

Counterparty	Counterparty Address	Debtor	Description/Title	Contract Expiration Date
Sarah Car Care, Inc.	7147 Lynford Street Philadelphia, PA 19149	ModivCare Solutions, LLC	Transportation Services	N/A
Softserve, Inc.	12800 University Drive Suite 410, Fort Myers FL 33907	ModivCare Solutions, LLC	Master Services Agreement and all supporting documentation (including, without limitation, any statements of work) related thereto	N/A
Southern Cross Systems (d/b/a Flex Imaging)	PO Box 441254 Kennesaw, GA 30160	ModivCare Solutions, LLC	IT Services	N/A